Exhibit 99.1

        SureWest to Report First Quarter 2005 Results May 10;
               Releases First Quarter Operating Metrics

    ROSEVILLE, Calif.--(BUSINESS WIRE)--April 20, 2005--Leading independent telecommunications holding company SureWest Communications (Nasdaq:SURW) will release financial results for the first quarter ended March 31, 2005, before the market opens on Tuesday, May 10, 2005. SureWest also released non-financial quarterly operating metrics by segment today. Please view the attached table.
    The company will host a conference call and live Webcast at 11:00 a.m. Eastern Time on Tuesday, May 10 to discuss first-quarter 2005 results. Open to the public, the Webcast will be available from the company's investor relations Web site at www.surw.com and via replay shortly after completion of the call. A telephone replay of the conference will also be available a short time after the conference call and through Friday, May 13, by dialing (888) 286-8010 and entering passcode 19107494. Be sure to visit www.surw.com for updates prior to the call.

    About SureWest Communications

    With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.
    Important factors that could cause actual results to differ from those set forth in the forward looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues recently identified by the company's independent auditors, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.


                        SUREWEST COMMUNICATIONS
                      Selected Operating Metrics

                                          As of and for the
                                             quarter ended

                                          March 31,  March 31,   Pct
                                            2005       2004     Change
                                         -----------------------------
LINE SUMMARY
ILEC access lines                          131,133    135,571    -3.3%
Broadband access lines (1)                  14,349      9,877    45.3%
Total SureWest access lines                145,482    145,448     0.0%

TELECOM
ILEC access lines                          131,133    135,571    -3.3%
ILEC voice-grade equivalents (2)           402,400    455,700   -11.7%
Long distance lines                         48,936     43,235    13.2%
Long distance penetration                     37.3%      31.9%   17.0%

BROADBAND
CLEC access lines                            2,034      1,580    28.7%
CLEC voice-grade equivalents (2)           210,700    141,700    48.7%
DSL data subscribers and RGUs               23,262     20,406    14.0%
IPTV revenue-generating units (RGUs) (3)     2,928        578   406.6%
  Video Subscribers and RGUs                 1,567        317   394.3%
  Data RGUs                                  1,361        261   421.5%
FTTP subscribers                            16,623     11,953    39.1%
FTTP revenue-generating units (RGUs) (4)    38,818     27,651    40.4%
  Voice RGUs                                12,315      8,297    48.4%
  Video RGUs                                12,425      9,450    31.5%
  Data RGUs                                 14,078      9,904    42.1%
FTTP marketable homes                       75,200     49,700    51.3%
FTTP marketable homes penetration (5)         21.9%      24.0%   -8.8%
FTTP churn                                     1.5%       1.6%    6.3%

WIRELESS
Total subscribers                           52,887     47,279    11.9%
  Contract subscribers                      47,532     38,564    23.3%
POPs (6)                                 3,532,000  3,477,000     1.6%
POPs covered (6)                         2,759,000  2,714,000     1.7%
Net contract additions                         671      1,105   -39.3%
Net non-contract additions                    -441       -550   -19.8%
Contract churn (7)                            2.88%      3.25%   11.4%

    (1) The sum of CLEC access lines and FTTP voice RGUs.

    (2) Voice-grade equivalents (VGEs) are calculated by dividing the capacity of all circuits in use by 64 kilobits (bandwidth representing a voice access line), excluding ethernet service and Broadband FTTP data RGUs. DSL VGEs are counted as two 64 kbps channels.

    (3) Revenue-generating units (RGUs) are the sum of all primary digital video and high-speed data connections, excluding additional units. Telephony units are included in ILEC Access
    Lines.

    (4) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, excluding additional units.

    (5) FTTP marketable home penetration is calculated on residential marketable homes passed and residential FTTP subscribers. The total FTTP subscribers also includes 151 and 49 Small-Medium Enterprise customers in 2005 and 2004, respectively, which are not included in the penetration rate.

    (6) POPs and POPs covered were previously reported as 3.3M and 2.8M, respectively, at March 31, 2004. These have been adjusted for comparison to 2005 figures, which reflect a more precise measurement methodology.

    (7) Quarterly turnover in contract customers (total contract customer disconnects divided by sum of monthly average contract subscribers).

    CONTACT: SureWest Communications
             Karlyn Oberg, 916-786-1799
             k.oberg@surewest.com